UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2020

Endo International plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 17, 2020, Endo International plc (the “Company”) announced that Endo Finance LLC (“Endo Finance”), a wholly-owned subsidiary of the Company, has commenced a cash tender offer (the “Tender Offer”) for any and all of Endo Finance’s outstanding $182,479,000 aggregate principal amount of 5.75% Senior Notes due 2022. The Tender Offer will expire at 5:00 p.m., New York City time, on August 21, 2020, unless extended or earlier terminated by Endo Finance. A copy of the press release, dated August 17, 2020, announcing the commencement of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 17, 2020, announcing the commencement of the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Matthew J. Maletta
Executive Vice President,
Chief Legal Officer and Company Secretary

Date: August 17, 2020